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                                                 December 16, 1999

Sterling Vision, Inc.
1500 Hempstead Turnpike
East Meadow, New York 11554
Attn.:  Dr. Robert Cohen, Chairman


                              Letter of Engagement
                              --------------------

         Gentlemen:

         This Letter of Engagement confirms that Sterling Vision, Inc., a New York corporation ("Sterling Vision"), hereby engages Rare Medium, Inc., a New York corporation ("Rare Medium") to provide a complete turn-key solution for creating and operating a robust Optical Portal business.

In connection therewith, the parties hereto shall, immediately following the date hereof, attempt to negotiate and thereafter execute a services agreement (the "Services Agreement") to provide Sterling Vision with the following services:

          o    a web-based business strategy;

          o    the development and launch of the new web business;

          o specific advertising planning, public relations and branding campaign for the new web based business; and

          o an operations plan including the staffing, managing, and operating of the web business.

In order for Rare Medium to allocate and dedicate the resources necessary to commence delivering these services, Sterling Vision shall deliver to Rare
Medium:

1. An aggregate of one million U.S. dollars ($1,000,000) (the "Cash Payment") immediately upon the execution of this Letter of Engagement; provided, that $500,000 of such cash payment shall not be refundable in any event and the remaining $500,000 shall be placed in escrow until such time as the Services Agreement is executed when it shall immediately be released to Rare Medium; provided, however, that in the event the parties do not agree to


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the terms of, and execute the Services Agreement within a maximum period of thirty (30) days from the date hereof, either party, in its sole and absolute discretion shall have the right to serve upon the other written notice of its election to terminate this Letter of Engagement whereupon Rare Medium shall promptly release to Sterling Vision the $500,000 in cash remaining in escrow together with a copy of all materials developed for the engagement, whereupon this Letter of Engagement shall terminate and each of the parties hereto shall be released and discharged of and from their respective obligations hereunder; and

2. Within five (5) business days after the execution of the Services Agreement, cause to be issued to Rare Medium an aggregate of one million (1,000,000) unregistered shares (collectively, the "Common Shares") of its common stock, par value $.01 per share (the "Common Stock").

All such Common Shares shall be afforded the Price Protection Guaranty described below.

         Price Protection Guaranty. In the event Rare Medium shall sell, in the open market, any of the Common Shares to be issued to it at a price (exclusive of any fees, commissions or other transaction-related payments) of less than $3.00 per Common Share, Sterling Vision shall, within a maximum period of five
(5) business days after its receipt of written notice of such a sale, together with reasonable evidence thereof, either: (i) pay to Rare Medium an amount (the "Deficiency Amount") equal to the product obtained by multiplying (x) the Common Shares so sold by Rare Medium; by (y) the difference between $3.00 and the price for which each such Common Share was sold by Rare Medium; or (ii) cause to be issued to Rare Medium registered shares of its Common Stock (collectively, the "Additional Shares") having a value equal to the Deficiency Amount based upon the average of the closing price of Sterling Vision's Common Stock, as reported on Nasdaq (or, if not then reported on Nasdaq, another quotation system or exchange), during the immediately preceding five (5) trading days; provided, however, that if, at any time after the expiration of one-hundred twenty (120) days following the respective dates that any of the Common Shares are not subject to the Restrictions on Resale provisions described below, but prior to the date that Rare Medium shall actually sell any of the Common Shares in the open market (in accordance with the requirements herein set forth), the composite closing price of Sterling Vision's Common Stock shall be in excess of $3.00 for five (5) or more consecutive trading days, the obligation of Sterling Vision, (as set forth herein) shall not apply to any such Common Shares that then could have been sold by Rare Medium.

         Registration Rights.
         --------------------

          (a) Sterling Vision and Rare Medium each hereby acknowledge and agree that the Common Shares to be initially issued to Rare Medium shall contain the restrictive legend set forth on Exhibit A attached hereto, shall be issued in the form of, and shall constitute "restricted securities," as such term is defined in Rule 144(a)(3) under the Securities Act of 1933, as amended (the "Securities Act"), and will be issued pursuant to the exemption from registration afforded by Section 4(2) of,


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               or other provisions under the Securities Act and Regulation D promulgated thereunder.

          (b) Sterling Vision hereby agrees to (i) prepare for filing and file with the Securities and Exchange Commission ("SEC") under the Securities Act, on or before the expiration of the five (5) business day period immediately following the issuance of the Common Shares to Rare Medium, a registration statement on Form S-1, or Form S-3, or on any other appropriate form (the "Registration Statement") for the purpose of registering, on behalf of Rare Medium (hereafter inferred to as the "Shareholder"), the Common Shares of Sterling Vision to initially be issued to the Shareholder pursuant to the terms hereof, and (ii) use its reasonable good faith efforts to have the Registration Statement declared effective as promptly thereafter as is reasonably practicable, but in no event later than sixty (60) days immediately following the issue of the Common Shares to Rare Medium. Sterling Vision further agrees to maintain the effectiveness of the Registration Statement, and to promptly file with the SEC any supplements or post-effective amendments thereto which may be required in order to maintain such effectiveness for a period of not less than two (2) years from the date of the initial issuance of such Common Shares to the Shareholder. Sterling Vision hereby agrees to bear all expenses associated with the Registration Statement other than the fees and expenses of the Shareholder (and its attorneys and accountants) incurred in the review of such Registration Statement and/or the sale of the Common Shares, and any broker-dealers, agents or underwriters who participate in any sales of stock by such Shareholder thereunder.

          (c) The Shareholder agrees, at its sole cost and expense, to timely cooperate with Sterling Vision in connection with the preparation and filing of the Registration Statement and any disclosure document prepared by Sterling Vision for delivery to the Shareholder pursuant to Rule 502 of Regulation D (the "Disclosure Statement"), and to promptly furnish to Sterling Vision any information which each of counsel to the Shareholder and counsel to Sterling Vision determines to be legally required to be disclosed therein. In the event Sterling Vision files a Registration Statement on Form S-1, the Shareholder further agrees that, prior to the filing of any such Registration Statement, it, together with its counsel, will review such Registration Statement from time to time and suggest appropriate additions, deletions or revisions thereto to ensure that the information relating to it, and/or any of its affiliates presented therein, remains true, accurate and complete in all material respects as of the date of review. Sterling Vision hereby agrees not to revise, amend or otherwise change any such written information furnished by the Shareholder for inclusion in such Registration Statement, in any material respect, without prior consultation with the Shareholder. The Shareholder shall have no responsibility to Sterling Vision hereunder for (i) any written information that is furnished by it pursuant to this Subsection (c) unless such information is included in the Registration Statement as submitted by the Shareholder or as modified with the written consent of the Shareholder; or (ii) any


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                  such information unless all additions, deletions or revisions suggested by the Shareholder with respect thereto are incorporated in the Registration Statement, as the case may be, in their entirety. In addition and in the event Sterling Vision files a Registration Statement on Form S-1, from time to time after the filing of said Registration Statement, the Shareholder shall each promptly advise Sterling Vision, in writing, of any material changes in any such information (previously furnished to Sterling Vision hereunder) and any additional information that may be legally required to ensure that the information contained in such Registration Statement regarding the Shareholder and/or any of its affiliates is true and correct in all material respects and does not omit to state a fact necessary to make the statements contained therein not misleading.

         Restrictions on Resale. Any disposition of the Common Shares received by the Shareholder shall be effected in compliance with the provisions of this Letter of Engagement. Subject to the foregoing limitations and applicable law, the Shareholder shall be allowed to sell its Common Shares as follows:

          a)   Up to an aggregate of 250,000 Common Shares upon the earlier of
               (i) the date the Registration Statement is declared effective by the SEC or (ii) upon the expiration of the ninety (90) day period following the date of the issuance of the Common Shares to the Shareholder (the "Issue Date");

          b) up to an aggregate of 500,000 Common Shares (which amount shall include the 250,000 Common Shares referenced above) from and after the expiration of the one-hundred twenty (120) day period following the Issue Date;

          c) up to an aggregate of 750,000 Common Shares (which amount shall include the 500,000 and 250,000 Common Shares referenced above) from and after the expiration of the one-hundred eighty (180) day period following the Issue Date; and

          d) all of the Common Shares held by the Shareholder (including any shares of Common Stock issued pursuant to the provisions of the Price Protection Guaranty detailed above) from and after the expiration of the two-hundred seventy (270) day period following the Issue Date.

         Nothing contained herein shall be construed as obligating Rare Medium to sell any shares of Common Stock. In addition, any and all Additional Shares issued to Rare Medium shall not be subject to the foregoing time limitations or the provisions of the Price Protection Guaranty.

         Upon receipt of the Cash Payment, Rare Medium shall immediately begin performing the services required of it hereunder and Rare Medium and Sterling Vision shall thereafter use their best efforts to negotiate and execute the Services Agreement.



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         IN WITNESS WHEREOF, the parties have caused this Letter of Engagement to be executed by their duly authorized representatives, on the dates set forth below.


Rare Medium, Inc.                   Dated: Dec. 16, 1999
                                           ------------------


By:      /s/ SURESH MATHEWS
         --------------------------
         Name:  Suresh Mathews
         Title:  President


Sterling Vision, Inc.               Dated: Dec. 16, 1999
                                           --------------------


By:      /s/ ALAN COHEN
         -------------------------------
         Name:  Dr. Alan Cohen
         Title:  President and Chief Executive Officer




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                                   Exhibit A

                              RESTRICTIVE LEGENDS

1. The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). Neither such securities nor any interest therein may be offered, sold or otherwise transferred, pledged or hypothecated, except pursuant to:
         (1) a Registration Statement covering such securities or such interest and the disposition thereof that shall have become effective under the Act; or (2) an exemption from registration under the Act relating to the disposition of such securities or such interest, and in each case in accordance with any applicable laws of any state of the United States.

2. The transfer of the securities represented by this Certificate is restricted pursuant to the terms of that certain Letter of Engagement, dated December 16, 1999, between Rare Medium, Inc. and Sterling Vision, Inc. (the "Agreement") Neither such securities nor any interest therein may be offered, sold or otherwise transferred, pledged, hypothecated or encumbered, except in strict compliance with the terms and conditions of the Agreement.











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